CANCELLATION AGREEMENT

         THIS AGREEMENT is made on February 20, 2002 (the "Effective Date"), by and among FLAG Financial Corporation, a Georgia corporation ("FLAG"); FLAG Bank, a bank subsidiary of FLAG (the "Bank") (collectively, the "Employer"), and JOHN
S. HOLLE, a resident of the State of Georgia (the "Employee").


                                R E C I T A L S:
                                 - - - - - - - -


         The Employer and the Employee entered into that certain employment agreement dated as of January 1, 2001 (the "Employment Agreement").

         The parties wish to cancel the provisions of the Employment Agreement except for the restrictive covenants and the enforcement provisions thereof, and the provisions related to notice and attorneys' fees.

         In consideration of the above premises and the mutual agreements hereinafter set forth, good and valuable consideration, the receipt and the parties hereto agree as follows:

         1. Cancellation of the Employment Agreement. The Employer and the Employee agree to cancel all provisions of the Employment Agreement, except for the Surviving Provisions (as defined in Section 5 of this Agreement). The Employee will tender his resignation as Chairman of the Board of Directors of FLAG and the Bank, with such resignation to be effective no later than the Effective Date.

         2. Consideration. In full and complete settlement of any and all obligations of the Employer to the Employee under the Employment Agreement, the Employer shall provide Employee with the following:

                  (a) Purchase Price for the Employment Agreement. For the settlement of its obligations to the Employee under the Employment Agreement, the Employer shall pay to the Employee a lump-sum cash payment equal to $950,000, payable on the Effective Date or as soon as practicable thereafter;

                  (b) Transfer of Automobile. The title to the automobile currently made available by the Employer to the Employee for his use shall be transferred to the Employee on the Effective Date or as soon as practicable thereafter. The Employee acknowledges that the value of the automobile at the time of transfer will constitute imputed income to the Employee.

                  (c) Payment for Existing Stock Options. For a period of thirty
         (30) days commencing with the Effective Date, the Employee may elect to have FLAG cancel any of his options to purchase shares of FLAG's common stock which are outstanding as of the Effective Date and for which the exercise price is greater than the fair market value of FLAG common stock as of the Effective Date (the "Old Options") in exchange for a $2.00 (prior to the closing of the Plan of Recapitalization documented in that certain agreement dated February 20, 2002 (the "Recapitalization") per share cash payment. Any such transaction shall be closed within thirty (30) days following the date the Employee gives FLAG notice of his intent to exercise the cancellation right provided herein.

                  (d) New Option. As of the Effective Date, FLAG will grant an option to the Employee to purchase 20,000 (prior to the Recapitalization) shares of FLAG common stock at an exercise price equal to the selling price in the private offering for the sale of FLAG's common stock which will be used to fund the Recapitalization (the "New Option"); provided, however, that if the Employee elects to have the Old Options cancelled as provided in Subsection (c) of this Section, the grant date for the New Option shall be no earlier than six
         (6) months and one day following the date the Old Options are cancelled (the "Later Grant Date"). If the New Option is granted on the Later Grant Date, the exercise price for the New Option will be equal to the greater of (i) the fair market value of FLAG's common stock on such Later Grant Date or (ii) $9.10.

                  (e) Success Fee. The Employee shall be entitled to a payment equal to $250,000 for participating in the Recapitalization subject to the following conditions: (i) the Employee's use of his best efforts to effect the closing of the Recapitalization; (ii) the Employee's use of reasonable efforts to secure the approval of the Recapitalization by the shareholders of FLAG; (iii) the Employee's continued commitment to business development and public relations for FLAG and the Bank in the LaGrange, Georgia market; and (iv) the Employee's assistance in supporting a new city president for the LaGrange, Georgia market. Payment of the success fee will be made ten (10) days after the Effective Date.

         3. Continued Employment. The Employee will continue in the employ of the Bank as the Chairman of the LaGrange, Georgia Advisory Board on an at-will basis. The Employee will also continue to serve as a member of the Board of Directors of the Bank. The Employee shall receive the following salary and benefits while employed by the Bank:

                  (a) Base Salary. The Employee shall be compensated at a base rate of One Hundred Twenty Thousand Dollars ($120,000) per year ("Base Salary"). The Base Salary shall be payable in accordance with the Bank's normal payroll practices.

                  (b) Incentive Compensation. The Employee shall be eligible for an annual bonus in an amount determined by the Board of Directors of the Bank in its sole discretion based on the Employee's performance as evaluated by the Board of Directors of the Bank and the Bank's satisfaction of performance objectives as established by the Board of Directors of the Bank

                  (c) Deferred Compensation. The Employee shall be entitled to continue participation in the deferred compensation program currently maintained for him by FLAG, subject to amendment by the Board of Directors of FLAG.

                  (d) Memberships. The Bank shall reimburse the Employee for the annual dues associated with his membership in Highland Country Club located in LaGrange, Georgia for a period of two (2) years following the Effective Date.

                  (e) Business Expenses. The Bank shall reimburse the Employee for reasonable business expenses (including travel expenses) incurred by the Employee in performance of the Employee's duties for the Bank, subject to the approval of the Board of Directors of the Bank; provided, however, that the Employee, shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Bank and in sufficient detail to comply with the rules and regulations promulgated by the Internal Revenue Service.

                  (f) Benefits. The Employee shall be entitled to such benefits as may be available from time to time for employees of the Bank similarly situated to the Employee. All such benefits shall be awarded and administered in accordance with the Bank's standard policies and practices. Such benefits may include, by way of example only, profit sharing plans, retirement or investment funds, dental, health, disability insurance and such other benefits as the Bank deems appropriate.

                  (g) Vacation. On a non-cumulative basis, the Employee shall be entitled to four (4) weeks of vacation annually during which the Employee's compensation shall be paid in full.

         4. Termination of Employment. The Employee's employment with the Bank may be terminated for any reason at any time by any party. In the event that the Employee's employment is terminated by the Bank without Cause (as defined in the Employment Agreement) or voluntarily terminated by the Employee, the Bank shall pay to the Employee a lump sum payment in an amount equal to the product of the Employee's Base Salary and a fraction, the numerator of which is the number of months remaining until the second (2nd) anniversary of the Effective Date and the denominator of which is twenty-four (24). If the termination of employment occurs after the second (2nd) anniversary of the Effective Date, the Employee shall not receive any payment pursuant to this Section. If the Employee is involuntarily terminated by the Bank for Cause, the Bank shall only be obligated to pay the Employee for amounts earned (pursuant to Section 3) but which remain unpaid as of the employment termination date.

         5. Assignment. No party hereto may assign or delegate this Agreement or any of its or his rights and obligations hereunder without the written consent of the other parties hereto.

         6. Entire Agreement. This Agreement, together with the Surviving Provisions, embody the entire agreement of the parties hereto relating to the subject matter hereof and supersede any and all prior agreements. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto. The definitional provisions of the Employment Agreement corresponding to the defined terms used, but not otherwise defined, herein; and Sections 5, 6, 7, 8, 9, 12 and 16 thereof are referred to herein as the "Surviving Provisions." Sections 6, 7 and 8 of the Surviving Provisions shall be given effect only upon the Employee's voluntary resignation as an employee of the Bank.

         7. Governing Law. This Agreement shall be governed by and construed in accordance with any applicable federal law and the substantive laws of the State of Georgia, without reference to its conflict of laws provisions.

         8. Survival. The obligations of the parties as expressly set forth in
Section 2 hereof shall survive the Executive's termination of employment as an at-will employee.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

                                             FLAG FINANCIAL CORPORATION

                                             By:      /s/ Joseph W. Evans
                                                      -------------------

                                             Title:    Chairman and CEO
                                                       ----------------


                                             FLAG BANK

                                             By:      /s/ J. Daniel Speight, Jr.
                                                      --------------------------

                                             Title:    President
                                                       -------------------------



                                             /s/ John S. Holle
                                             ------------------
                                             JOHN S. HOLLE


                                       4
                                                                   Exhibit 10.2a


                                    AMENDMENT
                            TO CANCELLATION AGREEMENT

         THIS AMENDMENT is made on March 26, 2002, by and among FLAG Financial Corporation, a Georgia corporation ("FLAG"), FLAG Bank, a bank subsidiary of FLAG (the "Bank") (collectively, the "Employer"), and JOHN S. HOLLE (the "Executive").


                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, the Employer and the Executive entered into that certain agreement dated as of February 20, 2002 (the "Agreement") for the cancellation of the Executive's employment agreement with the Employer;

         WHEREAS, the parties wish to amend the Agreement to modify the provisions relating to stock options and to provide that a portion of the consideration payable under the Agreement will be paid to the Employee in the form of a deferred compensation benefit;

         WHEREAS, the Employer will establish a trust (the "Trust") and contribute to the Trust assets to fund the deferred compensation obligation for the Employee, which amount shall be subject to the claims of the Employer's creditors in the event of the Employer's insolvency until paid to the Employee or his beneficiary in accordance with the Agreement;

         WHEREAS, the parties intend that the Trust will constitute an unfunded arrangement that has been individually negotiated with the Employee;

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to establish the Trust and amend the Agreement as follows:

         1. By deleting the existing Sections 2(c), (d) and (e) in its entirety.

         2.       By adding the following new Section 2(c):

                  "(c) New Options. As of the Effective Date, FLAG will grant an option to the Employee pursuant to the terms of the FLAG Financial Corporation 1994 Employee Stock Option Plan to purchase 20,000 shares of FLAG common stock at an exercise price equal to $9.10 per share."

         3.       By adding the following new Section 2(d):

                  "(d) Success Fee. The Employee shall be entitled to a payment equal to $250,000, adjusted for income, gains and losses as provided in
         Section 9 below, subject to the following conditions: (i) the Employee's cooperation with FLAG's transition to a new management team;
         (ii) the Employee's commitment to business development and public relations for FLAG and the Bank in the LaGrange, Georgia market during the transition period; and (iii) the Employee's assistance in supporting a new city president for the LaGrange, Georgia market. Payment of the obligation described in this subsection (d) will be earned by the Employee provided that the efforts described in clauses
         (i), (ii), and (iii) of this subsection continue until the date which is forty days (40) days following the date of the appointment of the new management team by the Board of Directors of FLAG (the "Accrual Date").Payment of this obligation shall be made in accordance with
         Section 9 of this Agreement."

         4.       By adding the following new Section 9 to the Agreement:

         "9. Payment of the Success Fee. As soon as practical following the Accrual Date, FLAG shall establish a grantor trust, in substantially the form approved by the Internal Revenue Service under Revenue Procedure 92-64 (the "Trust") of which the Employee shall be the beneficiary. FLAG shall contribute $250,000 to the Trust (the "Deposit"). Subject to the claims of FLAG's creditors, which shall be given priority in the manner provided in the grantor trust, payments shall be made from the Trust to the Employee in accordance with the terms of this Section 9.

                  (a) Payment of Benefits. Beginning upon the Employee's attainment of age 60, the Employee shall be entitled to begin receiving payments from the Trust. The Deposit, as adjusted by the income, gains and losses experienced under the Trust (which shall be referred to as of any date of determination as the "Trust Amount"), shall be payable to the Employee in annual installments over a period of five (5) years beginning with the first annual payment made on the first day of the month following the Employee's attainment of age 60 and subsequent annual payments made on each anniversary of such date for a period of four (4) years. The payment for each year shall be determined as follows: one-fifth of the Trust Amount for the first year; one-fourth of the Trust Amount for the second year; one-third of the Trust Amount for the third year; one-half of the Trust Amount for the fourth year; and the remaining Trust Amount for the fifth year. FLAG's obligation to the Employee shall be governed by the terms of the Trust to the extent not inconsistent with the provisions of this Section 9.

                  (b)      Payment of Benefits Upon Employee's Death.
                           -----------------------------------------

                           (i) Prior to Receiving Any Payments. In the event of
                  the Employee's death prior to the time benefit payments have commenced under Subsection (a), the Employee's Beneficiary shall be entitled to receive the Employee's benefits under the Trust. Such benefit payments shall be made on the same basis as if the Employee had survived; for example, with the first payment being made on the first day of the month after the Executive would have attained age 60. For purposes of this

                  Agreement, the Executive's "Beneficiary" shall mean the Executive's surviving spouse, and if there is no surviving spouse, his estate.

                           (ii) While Receiving Payments. In the event of the
                  Employee's death prior to the completion of benefit payments described in Subsection (a), the Employee's Beneficiary shall be entitled to payment of the remaining Trust Amount, with the remaining benefit payments to be made on the same payment schedule as provided under Subsection (a)."

         In all remaining respects, the terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                           FLAG FINANCIAL CORPORATION:

                                           By:/s/Joseph W. Evans
                                               -----------------
                                           Print Name: Joseph W. Evans

                                           Title: Chief Executive Officer

                                           FLAG BANK:

                                           By: /s/J. Daniel Speight, Jr.

                                           Print Name: J. Daniel Speight, Jr.

                                           Title: President and Director


                                           EXECUTIVE:

                                           /s/John S. Holle
                                           ----------------
                                           JOHN S. HOLLE